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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                      INNES STREET FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

          North Carolina                                56-2101799
    (State of incorporation or             (I.R.S. Employer Identification No.)
           organization)

       401 West Innes Street
       Post Office Box 1929                             28145-1929
     Salisbury, North Carolina                          (Zip Code)
   (Address of principal executive
             offices)

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         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                        Name of each exchange
to be so registered                                        on which each class
                                                           is to be registered

       None                                                       None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
 333-63363

         Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                                (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Registrant hereby incorporates by reference the sections entitled "DESCRIPTION OF CAPITAL STOCK -- The Company" and "RESTRICTIONS ON ACQUISITIONS OF THE COMPANY" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration Number 333-63363) which was filed with the Commission on September 14, 1998, and as amended on November 2, 1998, November 10, 1998 and November 12, 1998 (the "Registration Statement on Form S-1"). Any statement contained in the above-referenced sections of the Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such statement is modified or superseded by any document subsequently filed with the Commission.

ITEM 2.   EXHIBITS

Exhibit Number             Description
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         I.1.              Registrant hereby incorporates by reference the form
                           of certificate for each security of Innes Street
                           Financial Corporation to be registered hereunder, which is included as Exhibit (4) in the Registration
                           Statement on Form S-1. Any item included as Exhibit
                           (4) to the Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superseded by any document subsequently filed with the Commission.

         I.2. Registrant hereby incorporates by reference the Articles of Incorporation and Bylaws of Innes Street Financial Corporation which are included as Exhibits
                           (3)(i) and (3)(ii) in the Registration Statement on Form S-1. Any item included as Exhibit (3)(i) or
                           (3)(ii) to the Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superseded by any document subsequently filed with the Commission.

        II.1.              Not applicable.

        II.2.              Not applicable.

        II.3.              Not applicable.

        II.4.              Not applicable.

        II.5.              Not applicable.

        II.6.              Not applicable.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                         INNES STREET FINANCIAL CORPORATION

Date:    December 18, 1998          By:  /s/ Ronald E. Bostian
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                                         Ronald E. Bostian, President